Investors and Shareholders:	Exhibit 99.1

Dennis Bencala

SiRF Technology Holdings, Inc.

(408) 392-8314

dbencala@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Financial Results for

Third Quarter 2008

SiRF reports revenue of $60 million

SAN JOSE, Calif.—October 29, 2008/PRNewswire/—SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported unaudited financial results for its third quarter ended September 27, 2008.

Effective July 1, 2008, the Company has changed its fiscal year end so that the fiscal year is the 52- or 53- week period ending on the Saturday closest to December 31; provided however, that the Company’s fiscal 2008, and fourth quarter, will end on December 27, 2008, and its third quarter ended on September 27, 2008. In a 52-week year, each fiscal quarter consists of 13 weeks. The additional week in a 53-week year is added to the fourth quarter, making such quarter consist of 14 weeks. The board of directors approved this determination on October 28, 2008. The Form 10-Q for the third quarter of 2008 will reflect this transition.

Net revenue in the third quarter of 2008 was $60.1 million, a decrease of 34.1 percent from $91.2 million reported in the third quarter of 2007. Gross margin in the third quarter of 2008 was 42.7 percent, as compared to 49.3 percent in the third quarter of 2007.

Net loss for the third quarter of 2008 was $20.9 million, or ($0.34) per diluted share, based on 62.3 million diluted weighted average shares outstanding. This compares with net loss of $16.1 million, or ($0.28) per diluted share, based on 57.0 million diluted weighted average shares outstanding in the third quarter of 2007.

Net revenue in the first nine months of 2008 was $185.2 million, a decrease of 19.1 percent from $229.0 million in the first nine months of 2007. Gross margin in the first nine months of 2008 was 35.2 percent, as compared to 52.1 percent in the first nine months of 2007.

Net loss for the first nine months of 2008 was $381.6 million, or ($6.22) per diluted share, based on 61.4 million diluted weighted averages shares outstanding. This compares with net loss of $11.1 million, or ($0.21) per diluted share, based on 54.0 million diluted weighted average shares outstanding in the first nine months of 2007.

SiRF reports gross profits, net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP gross profit, where applicable,

excludes the effect of stock-based compensation expense, amortization and impairment of acquisition-related intangible assets and fair value adjustments on acquisition-related inventory. Non-GAAP gross profit for the third quarter of 2008 was $28.5 million, or 47.4% of net revenue, as compared to non-GAAP gross profit of $49.7 million, or 54.5% of net revenue for the third quarter of 2007. Non-GAAP net income (loss), where applicable, excludes the effect of stock-based compensation expense, amortization of acquisition-related intangible assets, expenses associated with acquisition-related contingent payments, restructuring charges, note receivable impairment, goodwill impairment, acquisition-related intangible asset impairment, acquired in-process research and development expense, fair value adjustments on acquisition-related inventory and adjustments to normalize the income tax provision. Non-GAAP net loss for the third quarter of 2008 was $6.6 million, or ($0.11) per diluted share, as compared to non-GAAP net income of $17.6 million, or $0.29 per diluted share for the third quarter of 2007. Non-GAAP net loss for the third quarter of 2008 excludes $10.1 million in stock-based compensation expense, $3.4 million in amortization of acquisition-related intangible assets, $0.6 million in restructuring charges and $0.1 million to normalize the income tax provision. Non-GAAP net income for the third quarter of 2007 excludes $11.6 million in stock-based compensation expense, $4.5 million in amortization of acquisition-related intangible assets, $0.6 million of expenses related to acquisition-related contingent payments, $13.9 million for acquired in-process research and development expense, $1.6 million recorded as cost of sales pertaining to fair value adjustments on acquisition-related inventory sold during the quarter and $1.4 million of adjustments to normalize the provision for income taxes. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the third quarter of 2008 were 62.3 million, compared to 61.3 million for the third quarter of 2007. Refer to the itemized reconciliation between gross profit and net income (loss) on a GAAP basis and non-GAAP basis for the third quarter of 2008 and 2007 as follows.

Non-GAAP gross profit for the first nine months of 2008 was $88.6 million or 47.8% of net revenue, as compared to non-GAAP gross profit of $125.5 million or 54.8% of net revenue for the first nine months of 2007. Non-GAAP net loss for the first nine months of 2008 was $26.4 million, or ($0.43) per diluted share, as compared to non-GAAP net income of $42.2 million, or $0.72 per diluted share for the first nine months of 2007. Non-GAAP net loss for the first nine months of 2008 excludes $29.3 million in stock-based compensation expense, $15.8 million in amortization of acquisition-related intangible assets, $0.4 million of expenses related to acquisition-related contingent payments, $1.2 million of restructuring charges, $11.8 million of note receivable impairment, $215.7 million of goodwill impairment, $42.9 million on acquisition-related intangibles impairment and $38.1 million of provision for income taxes. Non-GAAP net income for the first nine months of 2007 excludes $27.7 million in stock-based compensation expense, $6.6 million in amortization of acquisition-related intangible assets, $2.1 million of expenses related to acquisition-related contingent payments, $13.9 million for acquired in-process research and development expense, $1.6 million recorded as cost of sales pertaining to fair value adjustments on acquisition-related inventory sold during the quarter and $1.4 million of adjustments to normalize the provision for income taxes. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the first nine months of 2008 were 61.4 million, compared to 59.0 million for the first nine months of 2007. Refer to the itemized reconciliation between gross profit and net income (loss) on a GAAP basis and non-GAAP basis for the first nine months of 2008 and 2007 as follows.

Total cash, cash equivalents and short-term investments were $100.1 million at September 27, 2008, compared with $139.4 million at December 31, 2007.

Q3’2008 Highlights and Business Outlook:

This was a challenging quarter for SiRF with weakness in demand driven by global economic uncertainty and continued competitive pressures that impacted both our revenue and margins.

In this quarter, we saw the launch of multiple mobile phone platforms from our key customers, both in the USA and in other countries, such as China and Canada, as well as global expansion of existing handsets in multiple countries. Our first host based-single die SiRFstarIII product, GSD3tw, continues to gain traction at key handset customers.

In the automotive space, our multifunction system-on-chip (SoC) platforms continue to gain significant design win momentum. Navigon launched new PNDs with both our entry level and high end multifunction system-on-chip (SoC) platforms while we started shipments of our entry level SoC to another leading OEM. Many customers also launched new PND products based on our SiRFstarIII architecture including Mio with the launch of Knight Rider GPS system in USA.

In the consumer segment, Becker launched products for outdoor navigation while in France Kapsys launched an innovative voice driven, screen-less personal navigation and entertainment device that weighs only 50grams.

In early October, we announced the SiRFlinkIII™ combination radio IC that combines a high-performance GPS RF front end and a complete Bluetooth controller optimized for use with the SiRFatlas™ and SiRFprima™ multifunction SoC platforms. One of the key innovations in this single die multifunction radio platform is its ability to maintain SiRF’s high sensitivity GPS performance concurrent with full power BT operation.

While our newer products are showing good design win traction, we continue to be cautious in our outlook due to economic uncertainties and challenging competitive environments.

Quarterly conference call details:

SiRF will host a conference call on October 29, 2008, at approximately 4:30 PM EDT/1:30 PM PDT to discuss its third quarter ended September 27, 2008 financial results.

This event is available through the SiRF Technology web site at www.sirf.com by clicking on the “Investors” link. Listeners should go to the website at least ten minutes before the event to download and install any necessary audio software. For those unable to attend the live broadcast, an archived version of the webcast will be available for twelve months.

The call can also be heard by dialing (800) 894-5910 (domestic) or (785) 424-1052 (international) and entering the conference id: SIRF. A telephonic replay will also be available approximately 2 hours following the earnings call and will be available for two weeks. The telephone playback of the conference call can be accessed by dialing (800) 283-5758.

About SiRF Technology Holdings, Inc.:

SiRF Technology Holdings, Inc. develops and markets semiconductor and software products that are designed to enable location-awareness utilizing GPS and other location technologies, enhanced by wireless connectivity capabilities such as Bluetooth, for high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as location servers, asset tracking devices and fleet management systems. SiRF markets and sells its products in three target platforms: wireless handheld devices, such as mobile phones; automotive electronics systems, including navigation and telematics systems; and consumer and compute devices, including personal digital assistants, notebook computers, recreational GPS handhelds, mobile gaming machines, digital cameras and watches. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its Location Technology solutions can be found at www.sirf.com.

FORWARD-LOOKING STATEMENTS:

Except for purely historical information contained herein, the matters set forth in this press release, including but not limited to statements related to our design win traction, design win momentum, anticipated benefits or success of our current or announced products, potential success of our customers’ products, our business outlook and the purposes and benefits to our management and investors of using non-GAAP measures and the recurrence of certain expenses in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “address,” “designed to,” “provide,” “anticipate,” “believe,” “expect,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, the outcome of our litigation (including any final ITC order), trends and uncertainties with respect to consumer demand, the macroeconomic environment and the semiconductor industry, global market and economy volatility, international operations and our ability to compete, and other risks and uncertainties discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	September 27, 2008 (Unaudited)	December 31, 2007 (1)
ASSETS
Current assets:
Cash and cash equivalents	$72,139	$100,963
Marketable securities	27,948	38,446
Accounts receivable, net	36,187	37,060
Inventories	19,184	27,962
Current deferred tax assets	28	6,946
Prepaid expenses and other current assets	4,498	5,380

Total current assets	159,984	216,757
Property and equipment, net	14,088	13,147
Goodwill	—	215,752
Identified intangible assets, net	25,734	82,705
Long-term deferred tax assets	2,264	34,032
Other long-term assets	1,128	1,348
Note receivable	1,700	—

Total assets	$204,898	$563,741

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,452	$22,069
Accrued payroll and related benefits	8,761	12,590
Other accrued liabilities	9,508	6,145
Deferred margin on shipments to distributors	2,266	3,028
Deferred revenue	892	373
Advance contract billings	34	191
Rebates payable to customers	917	5,452
Capital lease obligations	—	129

Total current liabilities	37,830	49,977
Long-term deferred tax liabilities	170	169
Long-term income taxes payable	2,274	2,762
Long-term obligations	1,824	1,421

Total liabilities	42,098	54,329
Commitments and contingencies
Stockholders’ equity:
Common stock	6	6
Additional paid-in capital	583,864	548,895
Accumulated other comprehensive loss	(111)	(105)
Accumulated deficit	(420,959)	(39,384)

Total stockholders’ equity	162,800	509,412

Total liabilities and stockholders’ equity	$204,898	$563,741

(1)

The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2007 as presented in the Company’s December 31, 2007 Form 10-K.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED GAAP STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 30,	September 27,	September 30,
	2008	2007	2008	2007
Revenue:
Product revenue	$57,650	$89,434	$178,945	$224,198
License royalty revenue	2,421	1,727	6,239	4,828

Net revenue	60,071	91,161	185,184	229,026
Cost of revenue:
Cost of product revenue (includes stock-based compensation expense of $551 and $514 for the three months ended September 27, 2008 and September 30, 2007, respectively, and $1,160 and $1,053 for the nine months ended September 27, 2008 and September 30, 2007, respectively)	32,123	43,573	97,756	106,148
Amortization of acquisition-related intangible assets (1)	2,307	2,642	9,709	3,578
Acquisition-related intangible asset impairment	—	—	12,472	—

Gross profit	25,641	44,946	65,247	119,300
Gross margin	42.7%	49.3%	35.2%	52.1%
Operating expenses:
Research and development (includes stock-based compensation expense of $5,691 and $6,285 for the three months ended September 27, 2008 and September 30, 2007, respectively, and $16,410 and $15,588 for the nine months ended September 27, 2008 and September 30, 2007, respectively)	27,282	26,413	83,039	70,418
Sales and marketing (includes stock-based compensation expense of $1,463 and $2,072 for the three months ended September 27, 2008 and September 30, 2007, respectively, and $4,825 and $4,689 for the nine months ended September 27, 2008 and September 30, 2007, respectively)	5,835	7,408	20,194	19,908
General and administrative (includes stock-based compensation expense of $2,405 and $2,732 for the three months ended September 27, 2008 and September 30, 2007, respectively, and $6,900 and $6,411 for the nine months ended September 27, 2008 and September 30, 2007, respectively)	12,001	10,484	41,573	25,385
Amortization of acquisition-related intangible assets (1)	1,128	1,844	6,106	3,031
Restructuring and asset impairment charges	615	—	1,179	—
Goodwill impairment	—	—	215,717	—
Acquisition-related intangible asset impairment	—	—	30,407	—
Acquired in-process research and development	—	13,900	—	13,900

Total operating expenses	46,861	60,049	398,215	132,642
Operating loss	(21,220)	(15,103)	(332,968)	(13,342)
Other income, net	480	1,745	2,180	6,091
Note receivable impairment	—	—	(11,800)	—

Net loss before provision for income taxes	(20,740)	(13,358)	(342,588)	(7,251)
Provision for income taxes	186	2,697	38,986	3,863

Net loss	$(20,926)	$(16,055)	$(381,574)	$(11,114)

Net loss per share:
Basic	$(0.34)	$(0.28)	$(6.22)	$(0.21)

Diluted	$(0.34)	$(0.28)	$(6.22)	$(0.21)

Weighted average number of shares used in per share calculations:
Basic	62,333	56,954	61,383	54,006

Diluted	62,333	56,954	61,383	54,006

(1)

Certain reclassifications have been made to prior period amounts to conform to SiRF’s current period presentation. Certain amounts of amortization of acquisition-related intangible assets have been reclassed and are being presented as a component of cost of revenue. Previously, SiRF had presented these amounts as a component of operating expense.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

			Three Months Ended		Nine Months Ended
			September 27,	September 30,	September 27,	September 30,
			2008	2007	2008	2007
Net revenue:			$60,071	$91,161	$185,184	$229,026

Gross profit:
GAAP gross profit			$25,641	$44,946	$65,247	$119,300
Stock-based compensation expense	(A	)	551	514	1,160	1,053
Amortization of acquisition-related intangible assets (1)	(B	)	2,307	2,642	9,709	3,578
Acquisition-related intangible asset impairment	(G	)	—	—	12,472	—
Fair value adjustments on acquisition-related inventory	(I	)	—	1,603	—	1,603

Non-GAAP gross profit			$28,499	$49,705	$88,588	$125,534

Non-GAAP gross margin			47.4%	54.5%	47.8%	54.8%

Operating expenses:
GAAP operating expenses			$46,861	$60,049	$398,215	$132,642
Stock-based compensation expense	(A	)	(9,559)	(11,089)	(28,135)	(26,688)
Amortization of acquisition-related intangible assets (1)	(B	)	(1,128)	(1,844)	(6,106)	(3,031)
Acquisition-related contingent payments	(C	)	(26)	(649)	(366)	(2,129)
Restructuring and asset impairment charges	(D	)	(615)	—	(1,179)	—
Goodwill impairment	(F	)	—	—	(215,717)	—
Acquisition-related intangible asset impairment	(G	)	—	—	(30,407)	—
Acquired in-process research and development	(H	)	—	(13,900)	—	(13,900)

Non-GAAP operating expenses			$35,533	$32,567	$116,305	$86,894

Operating loss:
GAAP operating loss			$(21,220)	$(15,103)	$(332,968)	$(13,342)
Stock-based compensation expense	(A	)	10,110	11,603	29,295	27,741
Amortization of acquisition-related intangible assets (1)	(B	)	3,435	4,486	15,815	6,609
Acquisition-related contingent payments	(C	)	26	649	366	2,129
Restructuring and asset impairment charges	(D	)	615	—	1,179	—
Goodwill impairment	(F	)	—	—	215,717	—
Acquisition-related intangible asset impairment	(G	)	—	—	42,879	—
Acquired in-process research and development	(H	)	—	13,900	—	13,900
Fair value adjustments on acquisition-related inventory	(I	)	—	1,603	—	1,603

Non-GAAP operating income (loss)			$(7,034)	$17,138	$(27,717)	$38,640

Net income (loss):
GAAP net loss			$(20,926)	$(16,055)	$(381,574)	$(11,114)
Stock-based compensation expense	(A	)	10,110	11,603	29,295	27,741
Amortization of acquisition-related intangible assets (1)	(B	)	3,435	4,486	15,815	6,609
Acquisition-related contingent payments	(C	)	26	649	366	2,129
Restructuring and asset impairment charges	(D	)	615	—	1,179	—
Note receivable impairment	(E	)	—	—	11,800	—
Goodwill impairment	(F	)	—	—	215,717	—
Acquisition-related intangible asset impairment	(G	)	—	—	42,879	—
Acquired in-process research and development	(H	)	—	13,900	—	13,900
Fair value adjustments on acquisition-related inventory	(I	)	—	1,603	—	1,603
Provision for income taxes	(J	)	139	1,370	38,125	1,370

Non-GAAP net income (loss)			$(6,601)	$17,556	$(26,398)	$42,238

Diluted net income (loss) per share:
GAAP diluted net loss per share			$(0.34)	$(0.28)	$(6.22)	$(0.21)

Non-GAAP diluted net income (loss) per share			$(0.11)	$0.29	$(0.43)	$0.72

Shares used to compute diluted net income (loss) per share:
GAAP			62,333	56,954	61,383	54,006

Non-GAAP			62,333	61,345	61,383	58,994

(1)

Certain reclassifications have been made to prior period amounts to conform to SiRF’s current period presentation. Certain amounts of amortization of acquisition-related intangible assets have been reclassed and are being presented as a component of cost of revenue. Previously, SiRF had presented these amounts as a component of operating expense.

USE OF NON-GAAP FINANCIAL INFORMATION:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of gross profit, operating income, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

SiRF management uses each of the non-GAAP financial measures internally to understand, manage and evaluate our business. SiRF believes it is useful for itself and investors to review, as applicable, both GAAP information, which includes stock-based compensation expense, amortization of acquisition-related intangibles assets, expenses related to acquisition-related contingent payments, restructuring charges, note receivable impairment, goodwill impairment, acquisition-related intangibles impairment, acquired in-process research and development expense, fair value adjustments on acquisition-related inventory and adjustments to normalize the income tax provision, and the non-GAAP measures, which exclude these amounts, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. SiRF believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Our non-GAAP financial measures reflect adjustments based on the following items:

(A)	Stock-based compensation expense: Our operating expenses include stock-based compensation expense recorded pursuant to SFAS No. 123R, which requires us to recognize a non-cash expense related to the fair value of all our employee stock-based compensation awards. We believe it is useful to highlight the effect of this stock compensation expense in our condensed statement of operations. However, stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Stock compensation expenses will recur in future periods.

(B)	Amortization of acquisition-related intangible assets: SiRF has excluded the effects of amortization of acquisition-related intangible assets from our non-GAAP net loss because these costs are associated with the acquisition of companies that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

(C)	Acquisition-related contingent payments: SiRF has excluded the effects of compensation expense recorded in relation to acquisition-related contingent payments from our non-GAAP net loss because these costs are associated with the acquisition of companies that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect additional acquisition-related payments that are not directly associated with our continuing operations.

(D)	Restructuring charges: SiRF has incurred charges associated with the restructuring plans that were adopted in March 2008 and July 2008 that otherwise would not have been incurred and therefore we have excluded the effects of these charges from our non-GAAP net loss. This non-GAAP adjustment is intended to reflect restructuring costs that are not directly associated with our continuing operations.

(E)	Note receivable impairment: SiRF has incurred charges for impairment on a note receivable that otherwise would not have been incurred as a result of the carrying value exceeding the fair value. SiRF has excluded the effects of these charges from our non-GAAP net loss. This non-GAAP adjustment is intended to reflect one-time impairment charges that are not directly associated with our continuing operations.

(F)	Goodwill impairment: SiRF has incurred charges for goodwill impairment as a result of the carrying value exceeding the implied fair value and that otherwise would not have been incurred. SiRF has excluded the effects of these charges from our non-GAAP net loss. This non-GAAP adjustment is intended to reflect one-time impairment charges that are not directly associated with our continuing operations.

(G)	Acquisition-related intangibles impairment: SiRF has incurred charges for acquisition-related intangibles impairment as a result of the carrying value exceeding the fair value and that otherwise would not have been incurred. SiRF has excluded the effects of these charges from our non-GAAP net loss. This non-GAAP adjustment is intended to reflect one-time impairment charges that are not directly associated with our continuing operations.

(H)	Acquired in-process research and development expense: SiRF incurred a one-time charge in connection with the acquisition of Centrality during the third quarter of 2007 that otherwise would not have been incurred and therefore we have excluded the effects of this charge from our non-GAAP net income. In-process research and development consists of the estimated fair value technology projects which, as of the acquisition date, had not yet reached technological feasibility and there are no future alternative uses that exist. We believe it is useful for investors to understand the effect of this expense on our statement of operations. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

(I)	Fair value adjustments on acquisition-related inventory: SiRF has excluded the effects of fair value adjustments on acquisition-related inventory that was subsequently sold to end customers during the third quarter of 2007 from our non-GAAP net income because these costs are associated with the acquisition of companies that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

(J)	Provision for income taxes: In 2008, SiRF has recorded valuation allowances against deferred tax assets because it is more likely than not that the deferred tax assets will not be realized and otherwise would not have been incurred. SiRF has excluded the effects of these charges from our non-GAAP net loss. These Non-GAAP adjustments are intended to normalize the tax effects for the reporting periods. In 2007, SiRF has excluded the effects of a reduction to our tax benefit resulting from revisions to prior period estimated R&D tax credits from our non-GAAP operating results. This reduction in estimated R&D tax credits resulted from a R&D tax credit study for the years 2005 – 2006. This non-GAAP adjustment is intended to reflect revisions to our tax provision that are not directly associated with our current period operations.